UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 02, 2026

Surrozen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39635	30-1374889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd Suite 400
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 489-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRZN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 2, 2026, Surrozen, Inc. (Surrozen) announced U.S. Food and Drug Administration (FDA) clearance of our Investigational New Drug (IND) application for SZN-8141, enabling us to advance the program into clinical development. The IND went into effect following the completion of the statutory 30-day review period. SZN-8141 is a bifunctional Wnt agonist and vascular endothelial growth factor antagonist antibody being developed as an intravitreal injection for the treatment of diabetic macular edema (DME). We expect to dose the first patient in DUET, a Phase 1b/2a clinical study evaluating SZN-8141 in patients with DME, in the fourth quarter of 2026, with initial data expected in the second half of 2027. We also plan to develop SZN-8141 in neovascular age-related macular degeneration and we are evaluating development in other retinal vascular diseases.

FDA clearance of the SZN-8141 IND satisfies the second closing milestone under our March 2025 two-tranche private placement. Subject to the terms and conditions of the securities purchase agreement, the second closing is expected to provide approximately $95.1 million in gross proceeds to Surrozen, before deducting placement agent fees and other expenses. The second closing is expected to occur on or about October 20, 2026, subject to satisfaction of applicable closing conditions. The proceeds from the second closing are expected to support the development of SZN-8141 and SZN-8143 and our broader operating activities.

Following the second closing, Surrozen expects to file a new registration statement on Form S-3 with the U.S. Securities and Exchange Commission to register the resale of the shares of common stock and shares issuable upon exercise of the pre-funded warrants and Series E common stock warrants issued in the second closing. Pursuant to the registration rights agreement with the purchasers, we are required to file the registration statement no later than 30 calendar days following the closing. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of Surrozen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURROZEN, INC.

Date:	October 2, 2026	By:	/s/ Andrew Maleki
		Name: Title:	Andrew Maleki Chief Financial Officer